SCHEDULE 14A
                        (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

   Filed by the registrant  /X/
   Filed by a party other than the registrant /_/

   Check the appropriate box:
   /X/ Preliminary proxy statement
   /_/ Definitive proxy statement
   /_/ Definitive additional materials
   /_/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  VISHAY INTERTECHNOLOGY, INC.
      (Name of Registrant as Specified in Its Charter)

          (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
   /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
       or 14a-6(i)(2).
   /_/ $500 per each party to the controversy pursuant to
       Exchange Act Rule 14a-6(i)(3).
   /_/ Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.
   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transactions applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   (4) Proposed maximum aggregate value of transaction:


   /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identifying the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, schedule or registration statement no.:

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   (4) Date filed:

                                           Preliminary Proxy
                                           dated March 17, 1995
            VISHAY INTERTECHNOLOGY, INC.
                  63 Lincoln Highway
          Malvern, Pennsylvania  19355-2120

                 ___________________

        NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                  TO BE HELD MAY 19, 1995
                 ___________________

       Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. (the "Company") will be held at The Wyndham Franklin Plaza, Ballroom D, 2 Franklin Plaza, Philadelphia, Pennsylvania, on the 19th day of May, 1995 at 10:30 a.m. Philadelphia time, for the following purposes:

       1. to elect eleven Directors for a term of one year and until their successors are elected and qualified;

       2. to approve the 1995 stock option program for the Company's Chief Executive Officer and certain selected individuals;

       3.     to approve a proposed amendment to the Company's
              Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company; and

       4. to approve the appointment of Auditors for the Company's next audited fiscal year.

       Action will also be taken upon such other business, if any, as may properly come before the meeting. The Board of Directors is not presently aware of any such other business.

       The stockholders of record at the close of business on April 10, 1995 will be entitled to vote at the Annual Meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                           By Order of the Board of Directors,


                           William J. Spires
                           Secretary

Malvern, Pennsylvania
April __, 1995

                                            April __, 1995


Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. (the "Company") to be held at 10:30 a.m. Philadelphia time on the 19th day of May, 1995, at The Wyndham Franklin Plaza, Ballroom D, 2 Franklin Plaza, Philadelphia, Pennsylvania. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

       At the Annual Meeting (the "Annual Meeting") you will be asked to elect eleven Directors, to approve the 1995 stock option program for the Company's Chief Executive Officer and certain selected individuals, to approve an amendment to the Company's Amended and Restated Certificate of Incorporation and to approve the appointment of Ernst & Young LLP as Auditors for the Company's next audited fiscal year.

       The Board of Directors unanimously recommends that you vote FOR the election of all eleven nominees as Directors, FOR the adoption of the 1995 Stock Option Program, FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation and FOR the approval of the appointment of the Auditors.

       Regardless of the number of shares you may own, it is important that they are represented and voted at the Annual
Meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

       At the Annual Meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

       Your cooperation is appreciated.


                                      Sincerely,



                                      William J. Spires
                                      Secretary

                 VISHAY INTERTECHNOLOGY, INC.
                       63 Lincoln Highway
              Malvern, Pennsylvania  19355-2120

                      ___________________

                        PROXY STATEMENT
                      ___________________

General Information

       The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. ("Vishay" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Wyndham Franklin Plaza, Ballroom D, 2 Franklin Plaza, Philadelphia, Pennsylvania, on the 19th day of May, 1995, at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 10, 1995 shall be entitled to vote at the Annual Meeting.

       A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of the Company during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the Annual Meeting.

       The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the Company's Directors, Officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and the Company will reimburse them for the reasonable expenses incurred by them in so doing.

       The shares represented by the accompanying proxy will be voted as directed with respect to the election of Directors, with respect to approval of the Company's 1995 stock option program for the Company's Chief Executive Officer and certain selected individuals (the "Stock Option Program"), with respect to the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation and with respect to the approval of the appointment of Ernst & Young LLP as independent auditors of the Company (the "Auditors"), OR, if no direction is indicated, will be voted FOR the election as Directors of the nominees listed below, FOR the adoption of the 1995 Stock Option Program, FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation and FOR the appointment of the Auditors. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of the Company, by delivering to the Company a properly executed and timely submitted proxy bearing a later date or by attending the Annual Meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

       This Proxy Statement was preceded or is accompanied by the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994. This Proxy Statement and the enclosed form of proxy are being furnished commencing on or about April __, 1995.

Voting of Shares

       The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

       The election of each nominee for Director requires a plurality of votes cast. The affirmative vote of the holders of a majority of the votes cast is required for the approval of (i) adoption of the Stock Option Program and (ii) appointment of the Auditors. Approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of the majority of the votes of the outstanding shares entitled to vote. In all cases abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. The Company has appointed an inspector to act at the Annual Meeting who shall: (1) ascertain the number of shares outstanding and the voting powers of each; (2) determine the shares represented at the Annual Meeting and the validity of the proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and (5) certify his determination of the number of shares represented at the Annual Meeting and his count of all votes and ballots.

       Dr. Felix Zandman and a revocable trust created by Mr. Alfred Slaner by an agreement dated January 15, 1987 beneficially own in the aggregate 64.3% of the total voting power of the Company's shares and intend to vote FOR the election of the eleven nominees as Directors, FOR the adoption of the Stock Option Program, FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation and

FOR the approval of the appointment of the Auditors. Such shares are sufficient to approve each proposal regardless of how the other shares are voted.

                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

       On April 3, 1995, the Company had outstanding 22,642,122 shares of Common Stock, par value $.10 per share ("Common Stock"), each of which entitles the holder to one vote, and 3,716,058 shares of Class B Common Stock, par value $.10 per share ("Class B Stock"), each of which entitles the holder to ten votes. Voting is not cumulative.

       The following table provides certain information, as of April 3, 1995, as to the beneficial ownership of the Common Stock or the Class B Stock of the Company for (a) each Director and nominee, (b) each Executive Officer named in the Summary Compensation Table, (c) the Directors and Executive Officers of the Company as a group and (d) any person owning more than 5% of the Common Stock. This table reflects the 5% stock dividend paid on March 31, 1995.

                                   Common Stock            Class
B Stock
                            -----------------------
- ---------------------
                                   Amount and
Amount and
                                    Nature of
Nature of             Percent
                            Beneficial     Percent     Beneficial
  Percent        of Total
Name                        Ownership      of Class    Ownership
  of Class     Voting Power
- ----                        ----------     --------    ----------
  --------    --------------
Felix Zandman
 63 Lincoln Highway
 Malvern, PA  19355          27,241            *       2,130,062
    57.3%          35.7%
Donald G. Alfson              9,682            *           -
      -             *
Guy Brana                       966            *           -
      -             *
Avi D. Eden                   8,564            *           -
      -             *
Robert A. Freece             22,275            *           -
      -             *
Richard N. Grubb              6,293            *           -
      -             *
Eliyahu Hurvitz               1,050            *           -
      -             *
Henry V. Landau              27,122            *           -
      -             *
Gerald Paul                   6,312            *           -
      -             *
Edward B. Shils              17,291            *           -
      -             *
Luella B. Slaner and
 Alfred P. Slaner(1)      1,555,823            6.9%    1,556,602
     41.9%         28.6%
Mark I. Solomon               2,100            *           -
      -             *
Jean-Claude Tine              2,016            *           -
      -             *

  All Directors and
  Executive Officers
  as a group
  (16 persons)            1,690,370            7.5%    3,686,664
     99.2%         64.5%

American Express
  Company(2)              1,993,882            8.8%        -
      -             3.3%
  American Express Tower
  World Financial Center
  New York, NY  10285

___________________
* Represents less than 1% of the outstanding shares of such class.

(1) Mr. Alfred Slaner, Director Emeritus, Honorary Chairman of the Board and co-founder of the Company, beneficially owns
    1,555,617 shares of Common Stock and 1,556,602 shares of

    Class B Stock through a revocable trust, created by Mr. Slaner by an Agreement dated January 15, 1987. Mr.
    Slaner and his wife, Luella Slaner, are the trustees of such trust. Accordingly, Mrs. Slaner may also be deemed to beneficially own such Common Stock and Class B Stock.
    In addition, Mrs. Slaner beneficially owns 256 shares of Common Stock.

(2) American Express Company, a parent holding company, reported on a Schedule 13G, dated December 31, 1994, together with its subsidiary American Express Financial Advisers Inc. (formerly IDS Financial Corporation), IDS Tower 10, Minneapolis, MN 55440, a registered investment advisor, that together they have shared dispositive power over 1,898,935 shares of Common Stock (1,993,882 giving effect to the March 31, 1995 stock dividend), and of such shares of Common Stock, has shared voting power of 716,400 shares (752,220 giving effect to the March 31, 1995 stock dividend).

     During 1994, each of Mr. Eliyahu Hurvitz and Mr. Mark
Solomon, Directors of the Company, did not file on a timely basis the report of Initial Statement of Beneficial Ownership of Securities on Form 3 as required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
The appropriate reports were subsequently filed.

                  PROPOSAL 1 - ELECTION OF DIRECTORS

    It is proposed to elect a Board of eleven Directors for the following year and until their successors are elected and qualified. Mr. Guy Brana, age 70, a Director since 1988, has decided to retire and not to stand for reelection. Although the Company's By-laws provide for up to 12 Directors, the Board has determined that it is in the Company's best interest for no more than 11 Directors to serve at this time in order to give the Board of Directors flexibility to appoint an additional Director if the need arises. Accordingly, proxies may not be voted for a greater number of persons than the number of nominees named. All of the nominees, set forth in the table below, are currently members of the Board of Directors. It is intended that the accompanying form of proxy will be voted for the election of the eleven nominees unless other instructions are given. Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute. The following sets forth information regarding principal occupation, and other major affiliations during the past five years, as well as the age of each of the nominees.

Directors and Nominees for Election as Directors
                                    Directors and Nominees for
                                      Election as Directors


                       Year First
                                            Principal Occupation
                         Elected
Name                   Age                 and Other
Directorships                         Director
- ----                   ---
- -----------------------                        -----------
Felix Zandman(1)      66   Chairman of the Board, President and
Chief Executive Officer      1962
                           of the Company.  President and Chief
Executive Officer
                           since the Company's inception.
Chairman of the Board
                           since 1989.

Donald G. Alfson      49   Vice President of the Company since
1993.                          1992
                           President - Vishay Electronic
Components, U.S. and Asia, since
                           April 1992.  Employed since 1972 by
Dale Electronics, Inc., a
                           subsidiary of the Company.

Avi D. Eden(1)        47   Attorney engaged in private practice.
General Counsel             1987
                           to the Company for more than the past
five years.

Robert A. Freece(1)   54   Senior Vice President of the Company
since May 1994.               1972
                           Vice President, Treasurer and Chief
Financial Officer of the
                           Company from 1972 until 1994.

Richard N. Grubb(1)   48   Vice President, Treasurer and Chief
Financial Officer of the       1994
                           Company since May 1994.  Has been
associated with the
                           Company in various capacities for over
20 years.

Eliyahu Hurvitz       62   President and Chief Executive Officer,
Teva Pharmaceutical         1994
                           Industries Ltd. for more than the past
five years.

Gerald Paul           46   Vice President of the Company since
1993.                          1993
                           President - Vishay Electronic
Components, Europe since
                           January 1994.  Managing Director since
January 1991 of
                           Draloric Electronic GmbH, a subsidiary
of the Company.
                           Employed by Draloric since February
1978.


Edward B. Shils       79   Consultant; Ph.D.; Director - Wharton
Entrepreneurial Center       1981
  (2)(3)(4)(5)             and George W. Taylor Professor
Emeritus of Entrepreneurial
                           Studies, The Wharton School,
University of Pennsylvania;
                           Director, Conston Corp. from 1987 to
1990.

Luella B. Slaner     75    Investor for more than the past five
years.                        1989

Mark I. Solomon      55    Chairman of CMS Companies for more
than the past five years.       1993
  (2)(3)(4)(5)

Jean-Claude Tine     76    Investor for more than the past five
years.                        1988

_____________________
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Employee Stock Plan Committee.
(4) Member of the Compensation Committee.
(5) Member of the Stock Option Committee.

Compensation of Directors

    Directors who received annual compensation for their services as Directors are Dr. Shils and Messrs. Brana, Hurvitz, Solomon and Tine who each received $2,500 for each Board meeting attended. In addition, Dr. Shils and Mr. Solomon received $2,500 for each Audit Committee and each Compensation Committee meeting attended. Directors who are also employees of the Company do not receive any compensation for their role as Directors and are compensated as other executive officers and key management as described under "Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation -- Executive Officers and Key Management". In October 1994, the Company awarded five outside Directors, Dr. Shils, and Messrs. Brana, Solomon, Tine and Hurvitz, a one-time grant of $45,000 in cash. The grant was awarded to show the Company's appreciation for the unique role and service provided by these outside Directors in contributing to the Company's ongoing growth and success.

    Mr. Eden is counsel to the Company and receives fees for his services in amounts that management believes are comparable to those that the Company would pay to unaffiliated attorneys for such services. Mr. Eden received fees in the amount of $291,600 from Vishay for the year ended December 31, 1994.

Committees of the Board of
Directors and Meeting Attendance

    The Board of Directors met four times during the twelve months ended December 31, 1994. The Executive Committee met once during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

    The Audit Committee met twice during the twelve months ended December 31, 1994. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the auditing engagement, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's systems of internal accounting controls.

    The Employee Stock Plan Committee met once during the twelve months ended December 31, 1994. The Employee Stock Plan Committee is authorized, within the limits of the 1986 stock plans of the Company and its subsidiary, Dale Electronics, Inc. (the "Stock Plans"), to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Plans and to administer and interpret the Stock Plans.

    The Compensation Committee met twice during the twelve months ended December 31, 1994. The Compensation Committee is authorized to establish and approve management compensation. See
"Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation".

    The Board does not have a nominating committee.

    No Director attended less than 75% of the meetings of the Board and any committees on which such Director served except for Mr. Brana who attended 50% of the meetings of the Board.

Compensation Committee Interlocks and
Insider Participation

    The two members of the Employee Stock Plan Committee and the Stock Option Committee are Dr. Shils and Mr. Solomon, who are independent Directors of the Company and who also may not be awarded Common Stock under the Stock Plans and the Stock Option Program. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

Compensation of Executive Officers

    The following table sets forth all reportable compensation for the fiscal years ended December 31, 1994, 1993 and 1992 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 1994, were the other four highest paid executive officers of the Company (collectively the "Five Named Officers").

Summary Compensation Table

                                           Annual Compensation
                 Long Term Compensation

- ------------------------------------
- --------------------------------

          Restricted
Name and Capacities
Other Annual    Stock       Options/  LTIP     All Other
in Which Served                   Year  Salary   Bonus(1)
Compensation    Awards $    SARs (#)  Payouts  Compensation
- --------------------              ----  ------   --------
- ------------    ----------  --------  -------  ------------
Felix Zandman                     1994  $ 600,000  $ 600,000
(2)           None       None     None      $3,000(3)
Chairman of the Board, President
and Chief                         1993  $ 600,000  $ 341,479
(2)           None       None     None      $4,717(3)
Executive Officer                 1992  $ 642,052     None
(2)           None       None     None      $4,577(3)

Donald G. Alfson                  1994  $ 164,231  $ 185,250(4)
(2)           None       None     None      $3,000(3)
Director, Vice President,
President of Vishay               1993  $ 153,461  $ 164,750(4)
(2)           None       None     None      $4,717(3)
Electronics Components,           1992  $ 133,846  $ 156,525(4)
(2)           None       None     None      $4,577(3)
U.S. and Asia

Richard N. Grubb(5)               1994  $ 160,000  $ 112,100
(2)           None       None     None         None
Director, Vice President,
Treasurer and                     1993       --        --
- --             --         --        --          --
Chief Financial Officer           1992       --        --
- --             --         --        --          --



Henry V. Landau                   1994   $ 132,500 $156,296
(2)           None       None     None      $7,944(6)
Vice President of the Company;    1993   $ 127,500 $116,461
(2)           None       None     None      $7,645(6)
President and Chief Executive     1992   $ 122,500 $136,952(4)
(2)           None       None     None      $7,347(6)
Officer of Measurements Group,
Inc., a subsidiary of the
Company

Gerald Paul(7)                    1994   $ 246,800 $80,450(4)
(2)           None       None     None         None
Director, Vice President,         1993   $ 216,400 $55,800(4)
(2)           None       None     None         None
President of Vishay               1992   $ 205,777 $6,012(4)
(2)           None       None     None         None
Electronic Components, Europe,
and Managing Director-Draloric
Electronic GmbH,
a subsidiary of the Company

(1)   See "Compensation Committee and Employee Stock Plan
      Committee Report on Executive Compensation", which describes performance-based bonuses awarded to the Five
      Named Officers.

(2) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 1994, 1993 and 1992, respectively, or $50,000. Such perquisites have not been included in the table.

(3) Represents amounts contributed in 1994, 1993, and 1992 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated prescribed maximum amounts, an employee's contributions of up to 2% of such employee's annual salary.

(4) Includes awards of unrestricted Common Stock at the market value of such Common Stock when awarded. The value of such awards of Common Stock in 1994 were as follows: Mr.
      Alfson - $35,250; and Dr. Paul - $35,250.

(5) Mr. Grubb became an executive officer of the Company during 1994. The amount listed under his 1994 salary combines amounts paid to him as an employee of the Company and as a consultant. Mr. Grubb received consulting fees of $220,000 and $177,000 for 1993 and 1992, respectively, which management believes were amounts comparable to those which the Company would have paid to unaffiliated consultants for such services.

(6) Contributed for the benefit of Mr. Landau under a qualified money purchase pension plan established for certain employees of Measurements Group, Inc. Mr. Landau is the only executive officer or Director of the Company to receive benefits under such plan.

(7) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.

Retirement Plans

     Dale Electronics, Inc., a wholly owned subsidiary of the Company ("Dale"), maintains a defined benefit plan for substantially all of its U.S. full-time employees. The benefits under the plan are based on the employees' compensation and mandatory contributions to the plan during all years of participation. For each year of participation, an employee accrues an annual benefit equal to 2.1% of earnings up to $10,000 and 2.64% of earnings in excess of $10,000. The plan requires a mandatory contribution by the employee equal to 3.5% of earnings up to $10,000 and 4.4% of earnings in excess of $10,000, up to the maximum allowable federal limit. Mr. Alfson is the only executive officer or Director of the Company to participate in the plan. In 1994, Mr. Alfson contributed $6,510 to the plan and Dale contributed $4,623. The estimated annual benefit payable upon Mr. Alfson's retirement at age 65, assuming Mr. Alfson (i) continues to be employed by the Company, (ii) continues to earn the same compensation he earned in 1994 and (iii) makes all mandatory contributions to the plan, would be $110,929.

     Draloric Electronic GmbH, a German subsidiary of the Company ("Draloric"), has a noncontributory defined benefit pension plan governed under German law covering its management and executive employees. The pension benefit is 15% of accrued premiums paid by the employer, plus earnings on plan assets; each annual premium is 5.5% of annual salary and bonus of up to DM 24,000 ($14,801*). The estimated annual benefit payable upon Dr. Paul's retirement at age 65 is DM 14,527 ($8,959.00). Dr. Paul also has an individual contractual pension arrangement with Draloric that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the highest 3 of his final 10 years of employment ("final average compensation"). This pension is reduced by the amount of the pension benefit described above. The following table shows the annual pension payable at age 65 based on years of service and level of final average compensation. At December 31, 1994, Dr. Paul had 17 years of service.

* All U.S. dollar amounts relating to Dr. Paul's retirement plans, including those listed on the following chart, have been converted at the weighted exchange rate for 12 months ended December 31, 1994.

                                           Pensionable
                                        Years of Service
Final Average
Compensation*                           20             25

100% of pensionable
  income in 1994 ($230,294)          $80,603          $92,118
110% of pensionable
  income in 1994 ($253,324)          $88,663         $101,329
120% of pensionable
  income in 1994 ($276,353)          $96,724         $110,541

* 1994 amount as determined by German actuaries, and amounts equal to 110% and 120% of 1994 amounts.

Compensation Committee and Employee Stock Plan Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors, comprised of two independent Directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and the other executive officers and key management of the Company. The Employee Stock Plan Committee of the Board of Directors, comprised of two independent Directors, recommends awards under the Stock Plans and whether such stock should be restricted.

    The Company's executive officers and key management generally receive a base salary and a performance-based annual cash and/or stock (restricted and unrestricted) bonus. This compensation formula is designed to attract and retain management talent capable of achieving the Company's business objectives, while motivating management to lead the Company to meet or exceed annual performance goals, thereby enhancing stockholder value.
At December 31, 1994, the Company did not maintain any stock option plans. (The Stock Plans described above are award plans, not option plans.) On March 3, 1995, the Board of Directors approved a stock option program (the "Stock Option Program") for certain selected individuals, including the Chief Executive Officer, which is now being submitted for stockholder approval. See "Proposal 2 -- Approval of 1995 Stock Option Program."

Chief Executive Officer

     Dr. Zandman's compensation is determined under the terms of his employment contract (see "Employment Contract") and under a performance-based compensation plan for the Chief Executive Officer (the "162(m) Cash Bonus Plan") recommended by the Compensation Committee and approved by the Company's stockholders in 1994.

     Dr. Zandman's base salary is determined primarily by considering (i) the Company's financial performance in view of the performance of companies similar in size and character, (ii) the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies, (iii) Dr. Zandman's many years of dedication and service to the Company and (iv) the Company's financial
performance in comparison to previous years.   For 1995, Dr.
Zandman's base salary has been increased from $600,000 to $850,000. In addition to taking into account the foregoing factors, this increase reflects the fact that with an increasingly important component of the Company's business represented by its Israeli operations, the Chief Executive Officer must spend considerably more time in Israel, requiring him to incur the costs of maintaining two residences. The increase in base salary is intended, in part, to provide additional funds to maintain these residences.

     Under the 162(m) Cash Bonus Plan, the Chief Executive Officer's performance bonus has been structured so that Dr. Zandman's aggregate annual compensation will depend in large part on the annual after-tax profits of the Company. The Compensation Committee has focused in recent years particularly on the net earnings of the Company because the Committee believes net earnings to be a strong gauge of the growth and success of the Company. From 1990 through 1994 Vishay's net earnings grew by approximately 154%. In 1994, Vishay realized record net earnings, of $58,947,000, which reflected a 34% increase over 1993's net earnings.

     Under the formula approved by the Compensation Committee for 1995, which is identical to that implemented in 1994, Dr. Zandman will be awarded a cash performance bonus if the Company achieves after-tax profits above $25 million. The bonus will be a cash amount equal to 3% of net after-tax profits from $25 million to $50 million and 1% of net after-tax profits from $50 million to $75 million. No additional bonus will be awarded for any after-tax profits above $75 million. Applying this formula, the cash bonus has been capped at $1,000,000 for 1995. If, however, the Company's after-tax profits are $21 million or less, Dr. Zandman's base salary shall be reduced by 15%. The Compensation Committee set these after-tax profit targets by considering the Company's historical growth and setting thresholds in relation thereto that it believes will allow the Chief Executive Officer to earn a base salary at or above the median for surveyed companies with an opportunity to attain levels generally higher than those of Chief Executive Officers for surveyed companies if Vishay achieves certain after-tax profits. This formula may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the 162(m) Cash Bonus Plan of the Chief Executive Officer and the Stock Option Program accordingly, although the changes required to the already existing performance bonus plan for the Chief Executive Officer were minimal. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the 162(m) Cash Bonus Plan and the Stock Option Program if doing so would be in the best interests of the Company and its stockholders.

Executive Officers and Key Management

     For the other executive officers and certain key management of Vishay, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies.
Performance bonuses are also awarded annually to these
individuals.   For those executive officers who manage discrete
business units of the Company, such as Messrs. Alfson and Landau and Dr. Paul, the bonus is tied to preset after-tax profit goals of the business unit that such executive officer manages. For personnel who work out of the Company's headquarters, such as Mr. Grubb, the performance bonus is based upon the after-tax profits of the Company as a whole, as described more fully below. Such bonuses may be awarded in cash and/or in Common Stock of the Company. The Common Stock is available through the Stock Plans. The final amount of any award may be adjusted by Dr. Zandman, at his discretion, and the portion of each bonus paid in cash and the portion awarded in stock is also determined by Dr. Zandman upon recommendation from the Employee Stock Plan Committee. The base salaries and performance bonuses are structured to balance the Company's desire to give the executive officers and key management the incentive to maximize the after-tax profits of the discrete business units and the Company as a whole with optimum fiscal efficiency. Accordingly, base salaries are set at or below the median for the surveyed companies, with an opportunity for total compensation at or above the median when after-tax profit targets are met.

     In 1994 the Compensation Committee revised the compensation formula for those key personnel working out of the Company's headquarters to make the total compensation of these officers and management more dependent on the Company's after-tax profits. Under the formula approved for 1995, which is identical to that approved in 1994, these key personnel will be entitled to performance bonuses if the Company achieves after-tax profits above $25 million. The bonus will be an amount in cash or the Company's Common Stock equal to 0.4% of net after-tax profits from $25 million to $50 million and 0.133% of net after-tax profits from $50 million to $75 million. Except at Dr. Zandman's discretion, no additional bonus will be awarded for any after-tax profits above $75 million. If, however, the Company's after-tax profits are $21 million or less, the individual's base salary may be reduced by up to 7.5%.

     Respectfully submitted,

     The Compensation          The Employee Stock Plan
     Committee                 Committee

     Edward B. Shils           Edward B. Shils
     Mark I. Solomon           Mark I. Solomon

Employment Contract

     On March 15, 1985, the Company and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provides for automatic annual extensions through 1996 of such seven-year period. The agreement also provides that the Board of Directors may increase Dr. Zandman's compensation from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that the agreement is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or as a result of a breach of the agreement by the Company, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of (i) the tenth anniversary of such date or (ii) Dr. Zandman's 75th birthday based on the gross sales by the Company of products incorporating any inventions made by Dr. Zandman after the date of the agreement. The amount of such royalty, payable quarterly, shall be equal to 5% of the gross sales, less returns and allowances, for each such year of products of the Company that incorporate Dr. Zandman's inventions after the date of the agreement.

Performance Graph

     The line graph below compares the cumulative total shareholder return on the Company's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index and with the return on a peer group of companies selected by Westergaard Research Corp. utilizing BRIDGE Information Systems, Inc. Network I275 industry grouping. The peer group is made up of 24 publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components, including the Company.(1) The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had been invested at December 31, 1989 and assumes that all dividends were reinvested.

              TOTAL RETURN TO SHAREHOLDER
Dollars
  375 |-----------------------------------------
      |     |      |      |      |      |      $
      |     |      |      |      |      |      |
  350 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      |      |
  325 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      |      |
  300 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      |      |
  275 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      $      |
  250 |     |      |      |      |      |      |
      |     |      |      |      $      |      @
      |     |      |      |      |      |      |
  225 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      |      |
  200 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      |      |
  175 |     |      |      |      |      |      |
      |     |      |      |      |      @      |
      |     |      |      |      |      |      &
  150 |     |      |      |      |      |      |
      |     |      |      |      &      &      |
      |     |      |      &      |      |      |
  125 |     |      |      |      |      |      |
      |     |      |      $      @      |      |
      |     |      @      |      |      |      |
  100 |    $&@     |      @      |      |      |
      |     |      &      |      |      |      |
      |     |      $      |      |      |      |
   75 |     |      |      |      |      |      |
      |     |      |      |      |      |      |
      |     |      |      |      |      |      |
   50 |----------------------------------------|
            |      |      |      |      |      |
   Years  1989   1990   1991   1992   1993   1994

   $ = VISHAY     & = S&P 500 INDEX    @ = PEER GROUP
       INTERTECHNOLOGY

- ----------------------------------------------------------------
               1989      1990     1991     1992     1993     1994
- -----------------------------------------------------------------
Vishay
Intertechnology,
Inc           $100.00  $ 86.47  $116.73  $232.37  $251.14 $367.87
S&P 500       $100.00  $ 96.89  $126.42  $136.05  $149.76 $151.74
Peer Group (1)$100.00  $103.70  $100.78  $124.76  $174.62 $239.09

(1) Advanced Micro Devices, Inc., Alpha Industries, American Annuity Group, American Technical Ceramics Corp., Analog Devices, Inc., Appian Technology Inc., CTS Corp., Cypress Semiconductor Corp., Dallas Semiconductor Corporation, Dense-Pac Microsystems Inc., Diodes Inc., Electronic Associates Inc., International Rectifier Corporation, Jetronic Industries Inc., Kyocera Corp., LSI Logic Corporation, M/A Com Inc., National Semiconductor Corporation, Semtech Corp., Solitron Devices Inc., Texas Instruments Incorporated, Unitrode Corporation, Varian Associates Inc., Vishay Intertechnology, Inc.


         PROPOSAL 2 - APPROVAL OF 1995 STOCK OPTION PROGRAM

     On March 3, 1995, the Board of Directors authorized, subject to stockholder approval, a stock option program that would provide specified individuals believed to be key to the success of the Company with a one time grant of options to purchase shares of the Company's Common Stock at various exercise prices. The purpose of the program is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring an additional proprietary interest in the success of the Company.

     Under the program, options have been granted as follows:

                       1995 STOCK OPTION PROGRAM

Name and Position                              Number of Options*

Felix Zandman, Chairman of the Board, President
   and Chief Executive Officer of the Company         252,000

Donald Alfson, Vice President of the Company,
   President Vishay Electronic Components, U.S.
   and Asia                                            63,000

Avi D. Eden, Director and General Counsel of
    the Company                                        63,000

Richard N. Grubb, Vice President, Treasurer and
   Chief Financial Officer of the Company              63,000

Gerald Paul, Vice President of the Company,
   President Vishay Electronic Components, Europe      63,000

Abraham Inbar, Vice President of the Company,
   President, Vishay Israel, a subsidiary
   of the Company                                      22,050

* The number of Options have been adjusted to take into account the 5% stock dividend paid on March 31, 1995.

The options are valid until March 1, 2000, with one-third exercisable at $53 (the closing market price of the Company's
Common Stock on March 3, 1995, the date of issuance, adjusted for the 5% stock dividend paid on March 31, 1995), one third exercisable at $66 2/3 and one-third exercisable at $95 1/4 per share.

     The Stock Option Program will be administered by a committee of the Board of Directors, which shall consist of Messrs. Shils and Solomon, who are not eligible to participate in the program, are not employees of the Company, are "disinterested" directors within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The members of the committee shall be appointed by, and serve at the pleasure of, the Board of Directors.

     The Committee shall have the authority (a) to exercise all of the powers granted to it under the Stock Option Program, (b) to construe, interpret and implement the program, (c) to prescribe, amend and rescind rules and regulations relating to the program, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the program and (e) to correct any defect, supply any omission and reconcile any inconsistency in the program.

     Prior to March 1, 1998, no option may be exercised upon less than six months advance notice. In addition, the right to exercise any option expires and terminates immediately if the recipient is terminated from the Company's services for cause or voluntarily leaves the Company. If a recipient leaves Vishay for any reason other than cause or voluntary termination, then options may be exercised by that recipient after 24 months have elapsed from the date of termination, provided the recipient adheres to a non-competition agreement. If such recipient fails to comply, his options expire and terminate immediately. Any of these foregoing provisions, however, may be waived at the discretion of the Stock Option Committee.

     Section 162(m) limits to $1 million the annual tax deduction for compensation paid to a publicly-traded company's Chief Executive Officer and any of the four highest paid other executive officers, subject to certain exceptions, including an exception for stockholder-approved performance-based compensation programs. In order for income realized under the Stock Option Program to be so qualified, the proposed tax regulations issued in December 1993, which have not been finalized and are subject to change, require that the material terms of the Stock Option Program be approved by stockholders. In addition, stockholder approval of the Stock Option Program is required under Rule 16b-3 of the Exchange Act and by the New York Stock Exchange. Accordingly, there will be presented at the Annual Meeting a proposal to approve the adoption of the Stock Option Program. Upon receipt of stockholder approval, the Company intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission relating to the shares of Common Stock underlying the options.

Federal Income Tax Consequences of Stock Option Program

     There are generally no Federal tax consequences either to the recipient or to the Company upon the grant of an option. On exercise of a stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the recipient as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a stock option will generally result in a capital gain or loss for the recipient, but will have no tax consequences for the Company.

Recommended Vote

     The Board of Directors, which approved the Stock Option Program without the participation of any individual eligible to receive options under the program, recommends a vote FOR the adoption of the Stock Option Program. The Stock Option Program will not be implemented if it is not approved by the affirmative vote of the holders of a majority of the votes cast present in person or by proxy and voting thereon at the Annual Meeting.


              PROPOSAL 3 - AMENDMENT OF COMPANY'S AMENDED
               AND RESTATED CERTIFICATE OF INCORPORATION

    It is proposed that the Company's Amended and Restated Certificate of Incorporation be amended to increase the number of shares of Common Stock, $.10 par value, which the Company is authorized to issue, from 35,000,000 shares to 65,000,000 shares (the "Common Stock Amendment"). Neither the holders of Common Stock nor the holders of Class B Stock have any preemptive rights to subscribe for additional shares of capital stock of the Company.

    The text of the resolution which is proposed to be approved is:

          RESOLVED, that the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company be amended to read as follows:

          FOURTH: Section 1. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

         (i) 65,000,000 shares of Common Stock, $0.10 par value per share (hereinafter the "Common Stock");

         (ii) 15,000,000 shares of Class B Common Stock, $0.10 par value per share (hereinafter the "Class B Stock"); and

         (iii) 1,000,000 shares of Preferred Stock, $1.00 par value per share, which such rights, privileges, restrictions and preferences as the Board of Directors may authorize from time to time (hereinafter the "Preferred
      Stock").

      The Company at present has authorized capital stock consisting of 35,000,000 shares of Common Stock, $.10 par value per share, 15,000,000 shares of Class B Stock, $.10 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share. On April 3, 1995, 22,642,122 shares of Common Stock, 3,716,058 shares of Class B Stock and no shares of Preferred Stock were outstanding.

      During 1993, the Company declared and paid a 5% stock dividend which resulted in the issuance of 839,952 shares of Common Stock and 170,967 shares of Class B Stock. During 1994, the Company declared and paid a 5% stock dividend, which resulted in the issuance of 882,817 shares of Common Stock and 178,749 shares of Class B Stock. In August 1994, the Company issued 2,788,000 shares of Common Stock through a public offering. Most recently, on March 31, 1995, the Company declared and paid a 5% stock dividend which resulted in the issuance of 1,078,196 shares of Common Stock and 176,955 shares of Class B Stock.

      As a result of these issuances of Common Stock, the number of authorized, non-reserved shares of Common Stock available for issuance by the Company in the future has been greatly reduced. Hence, much of the flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock of the Company gained by the 1993 amendment to the Company's Amended and Restated Certificate of Incorporation, which increased the authorized Common Stock of the Company from 25,000,000 shares to 35,000,000 shares, has been lost. The proposed amendment to increase the number of authorized shares of Common Stock, if adopted, will preserve the Company's ability to take such actions. In particular, in light of the record highs at which the Common Stock has recently been trading, the Board will consider authorizing a stock split following the Annual Meeting. The determination to authorize the stock split and its proportions will ultimately depend upon market conditions at that time, and is being considered to maximize stockholder value by allowing the Common Stock to trade in a range that the Company believes will encourage more active investment in the Common Stock of the Company. Subject to compliance with applicable laws and regulations, the Board of Directors in most instances could authorize the issuance of all or part of such shares at any time for any proper corporate purpose without further stockholder action, although certain large issuances of shares may require stockholder approval to maintain the listing of the Common Stock under New York Stock Exchange listing provisions.

     If the Common Stock Amendment is adopted by the Company's stockholders, such amendment will become effective on the date a certificate of amendment is filed in Delaware, the Company's state of incorporation. It is anticipated that such filing will occur on or about May 19, 1995.

     The proposed amendment will not in any way affect the 1,000,000 shares of Preferred Stock that the Company is authorized to issue under its existing Amended and Restated Certificate of Incorporation with such rights and preferences as may be determined by the Board of Directors of the Company. Although the Company does not presently intend to issue shares of Preferred Stock, if such stock were issued, the terms could include provisions which could have an anti-takeover effect.

    The availability for issuance of the additional shares of Common Stock and any issuance thereof, or both, could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer or proxy contest directed at the Company. Thus, the amendment could be characterized as having an anti-takeover effect.

    In addition, the Company's existing Amended and Restated
Certificate of Incorporation also includes certain other provisions (although no action is being taken with respect thereto), which could be characterized as having an anti-takeover effect, specifically the terms and provisions of Class B Stock.

    Holders of Common Stock are entitled to one vote for each share held. Holders of Class B Stock are entitled to ten votes for each share held. Since the Class B Stock carries additional voting rights, the holders of Class B Stock will be able to cause the election of the Directors of the Company regardless of how the holders of the Common Stock vote. The existence of the Class B Stock may make the Company less attractive as a target for a takeover proposal and may render more difficult or discourage a merger proposal, proxy contest or the removal of the incumbent directors, even if such actions were favored by the stockholders of the Company other than the Class B stockholders. Accordingly, the existence of the Class B Stock may deprive the holders of Common Stock of an opportunity they might otherwise have to sell their shares at a premium over the prevailing market price in connection with a merger or acquisition. The Common Stock and the Class B Stock vote together as one class on all matters subject to stockholder approval, except that the approval of the holders of Common Stock and of Class B Stock each voting separately as a class, is required to authorize issuances of additional shares of Class B Stock other than in connection with stock splits and stock dividends. Under Delaware law and the Company's Amended and Restated Certificate of Incorporation, the approval by a majority of the votes of the outstanding shares of stock of the Company entitled to vote is required in order to consummate certain major corporation transactions, such as a merger or a sale of substantially all assets of the Company. Dr. Felix Zandman and the Trust created by Mr. Alfred Slaner by an Agreement dated January 15, 1987, currently hold a sufficient number of shares of Class B Stock to enable them to approve or disapprove such a transaction regardless of how shares of Common Stock are voted.

     Holders of Common Stock and Class B Stock are entitled to receive, and share ratably on a per share basis in, dividends and other distributions in cash, stock or property of the Company as may be declared by the Board of Directors from time to time out of assets or funds legally available therefor, and in distributions upon liquidation of the Company. In the event of a stock dividend or stock split, holders of Common Stock will receive shares of Common Stock and holders of Class B Stock will receive shares of Class B Stock. Neither the Common Stock nor the Class B Stock will be split, divided or combined unless the other is split, divided or combined equally and no shares of Common Stock will be paid as a dividend on the outstanding shares of Common Stock unless concurrently shares of Class B Stock are paid as a dividend in the same ratio on the outstanding shares of Class B Stock.

     Shares of Class B Stock are convertible into shares of Common Stock on a one-to-one basis at any time at the option of the holder thereof. The Class B Stock is not transferable except to the holder's spouse, certain of such holder's relatives, certain trusts established for their benefits, corporations and partnerships beneficially owned and controlled by such holder, charitable organizations and such holder's estate. Upon any transfer made in violation of those restrictions, shares of Class B Stock will be automatically converted into shares of Common Stock.

     In order for the proposal to amend the Amended and Restated Certificate of Incorporation of the Company to increase the authorized Common Stock to be adopted, the affirmative vote of the majority of the votes of the outstanding shares of Common Stock and Class B Stock entitled to vote thereon at a meeting of stockholders, voting together as a single class, is required. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted as instructed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the amendment.


              PROPOSAL 4 - ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the public accounting firm of Ernst & Young LLP be appointed independent auditors of the Company for the Company's next audited fiscal year ending December 31, 1995. Ernst & Young LLP have been the Company's auditors since 1968. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from the Company's stockholders and will have the opportunity to make a statement at the Annual Meeting if they desire to do so.


                              OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present at the Annual Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.

                         AVAILABILITY OF FORM 10-K

     Information regarding the executive officers of the Company is hereby incorporated by reference to the Company's most recent Report on Form 10-K. The Company will provide to any stockholder, upon written request and without charge, a copy of such report, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Richard N. Grubb, Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120, telephone number
(610) 644-1300.


                     PROPOSALS OF SECURITY HOLDERS

     Any stockholder proposal intended to be presented at the Company's 1996 Annual Meeting should be sent to the Company at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to December 22, 1995, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 1996 Annual Meeting.



                                  William J. Spires
                                  Secretary


April __, 1995

                          VISHAY INTERTECHNOLOGY
                        1995 STOCK OPTION PROGRAM

1.  Purpose

         The Vishay Intertechnology 1995 Stock Option Program (the "Program") provides for the grant of options to purchase common stock ("Common Stock") of Vishay Intertechnology, Inc. (the "Company") to selected individuals. The purpose of the Program is to enhance the long-term performance of the Company and to provide for the selected individuals an incentive to remain in the service of the Company by acquiring a proprietary interest in the success of the Company.

2.  Administration

         2.1 The Program shall be administered by a committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors who are not eligible for the Program and are not employees of the Company. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Program to qualify for the exemptions available under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the members of the Committee shall be "disinterested" within the meaning of Rule 16b-3. To the extent required for compensation realized from awards under the Program to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee shall be "outside directors" within the meaning of section 162(m).

         2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Program, (b) to construe, interpret and implement the Program and any Agreements, (c) to prescribe, amend and rescind rules and regulations relating to the Program, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Program, and (e) to correct any defect, supply any omission and reconcile any inconsistency in the Program.

         2.3 Action of the Committee shall be taken by the vote of a majority of its members. The determination of the Committee on all matters relating to the Program or any Agreement shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program or any award thereunder.

3.  Options

         3.1 Subject to Sections 3.3, 3.4 and 3.7, each individual listed below ("Optionee") shall be granted three (3) stock options as of the close of business on March 3, 1995, each such option to cover one-third (1/3) of the total number of shares of Common Stock set forth next to the Optionee's name.

         Felix Zandman                     240,000 shares
         Donald G. Alfson                   60,000 shares
         Avi D. Eden                        60,000 shares
         Richard N. Grubb                   60,000 shares
         Gerald Paul                        60,000 shares
         Abraham Inbar                      21,000 shares

         3.2 Subject to Section 3.7, of the three options granted to each Optionee, one shall have an option exercise price equal to the last sale price of the Common Stock on the New York Stock Exchange on March 3, 1995 ($55.625 per share), one shall have an option exercise price of $70 per share, and one shall have an option exercise price of $100 per share.

         3.3 The Committee in its discretion may delay the grant of options to an Optionee under this Program to a date no later than March 1, 1996. If the grant to an Optionee is thus delayed, one of the three options granted to him shall, subject to Section 3.7, have an option exercise price equal to the last sale price of the Common Stock on the New York Stock Exchange on the date of grant, one shall have an option exercise price equal to the greater of $70 per share or such last sale price, and one shall have an option exercise price equal to the greater of $100 per share or such last sale price.

         3.4 The exercise of any option granted to an Optionee under this Program is subject in its entirety to the approval of the Program by the Company's stockholders. If such approval is not obtained at or prior to September 1, 1995, the Program and all such options shall terminate on such date.

         3.5 Each option shall become fully vested on the date on which the Company's stockholders approve the Program and may thereafter be exercised as to all or any portion of the shares subject thereto provided, however, that no exercise shall be permitted on or before March 1, 1998 unless notice of such exercise is given pursuant to Section 4.1 at least six months in advance. The unexercised portion of each option shall expire and terminate at 12:01 a.m. on March 1, 2000.

         3.6 Options granted under the Program shall be nonqualified, that is, not intended to qualify under Section 422 of the Code. Each option shall be evidenced by a written agreement ("Agreement") which shall contain such provisions as the Committee may deem necessary or desirable. By accepting an option, an Optionee thereby agrees that the option shall be subject to all of the terms and provisions of the Program and the applicable Agreement.

         3.7 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares subject to each outstanding option award and the purchase price per share under each such option shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive.
After any adjustment made pursuant to this Section 3.7, the number of shares subject to each outstanding option shall be rounded up to the nearest whole number.

4.  Exercise

         4.1 The exercise of any option shall require the filing of a written notice with the Company in such manner as the Committee shall prescribe. Payment for the shares being purchased shall be made on the date of exercise: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.

         4.2 The "Fair Market Value" of a share of Common Stock on any day shall be the last sale price of the Common Stock on the New York Stock Exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of the Common Stock as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the Fair Market Value cannot be thus determined, it shall be determined in good faith by the Committee.

         4.3 Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of
Section 7, deliver to the Optionee, or to such other person as may then have the right to exercise the option, a certificate for the shares of Common Stock for which the option has been exercised.

5.  No Rights as a Stockholder

         5.1 No Optionee (or other person having the right to exercise an option) shall have any of the rights of a stockholder of the Company with respect to shares subject to an option until the issuance of a stock certificate to such person for such shares, except as otherwise provided in Section 3.7.

6.  Termination

         6.1 An Optionee shall be deemed to have a "termination of service" upon ceasing to be a Director and/or executive officer of the Company. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of service for purposes of the Program and (b) the impact, if any, of any such leave of absence on outstanding options.

         6.2 If an Optionee becomes disabled or dies while a Director and/or executive officer of the Company, or during the period in which the Optionee's options are exercisable pursuant to Section 6.4, the unexercised portion of any option shall expire and terminate on the earlier of March 1, 2000 or the third anniversary of the Optionee's disability or death unless earlier terminated pursuant to Section 3.4. Any exercise of an option following an Optionee's death shall be made only by the Optionee's executor or administrator, unless the Optionee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If an Optionee's personal representative or the recipient of a specific disposition shall be entitled to exercise an option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Program and the applicable Agreement which would have applied to the Optionee.

         6.3 The unexercised portion of any option shall expire and terminate upon (a) termination of the Optionee's service by reason of dismissal for cause or (b) voluntary termination of service by the Optionee.

         6.4 If an Optionee's service terminates for any reason other than as provided in Sections 6.2 and 6.3 above, the unexercised portion of any option shall expire and terminate at 12:01 a.m. on the earlier of March 1, 2000 or the last day of the 30th month after service terminates unless earlier terminated pursuant to Section 3.4; provided, however, that if such termination of service occurs prior to March 1, 1998, no such option may be exercised prior to the last day of the 24th month following such service termination. Notwithstanding the foregoing, no option may be exercised pursuant to this Section
6.4 if the Company in its sole discretion determines that the Optionee has, at any time during the 24-month period following termination of service, directly or indirectly, (i) become an employee, officer, partner, holder of an ownership interest

(other than ownership, as a passive investor, of up to 1% of the equity securities of a public company), agent, consultant or director of any person or entity engaged in a business that competes with the business of the Company, (ii) interfered in any material respect with any contractual or business relationship of the Company or (iii) solicited the employment of any person who was during such 24-month period, a director, officer, partner, employee, agent or consultant of the Company. For purposes of this Section 6.4, the term "the Company" shall include the Company and its affiliates and direct and indirect subsidiaries.

7.  Restrictions

         7.1 If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Program or the taking of any other action thereunder (each such action being hereinafter referred to as a "Program Action"), then such Program Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

         7.2 The term "Consent" as used herein with respect to any Program Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Optionee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Program Action by any governmental or other regulatory bodies.

8.  Nonassignability

     To the extent necessary to comply with applicable interpretations of Rule 16b-3, no option granted under the Program shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such options shall be exercisable during the life of the Optionee only by the Optionee or his legal representative.

9.  Right of Discharge Reserved

     Nothing in the Program or in any Agreement shall confer upon any Optionee the right to continue as an employee, Director or executive officer of the Company or affect any right which the Company may have to terminate such as an employee, Director or executive officer.

10. Amendment

       The Board may amend the Program, and the Committee may amend any outstanding Agreement, in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of any Optionee under any option without the consent of the Optionee (or, after the Optionee's death, the person having the right to exercise the option). An amendment shall be subject to stockholder approval to the extent necessary for compliance with Rule 16b-3.

11. Governing Law

         All rights and obligations under the Program shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                          VISHAY INTERTECHNOLOGY, INC.

                         Annual Meeting of Stockholders
                                -----------------

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

    The undersigned hereby appoints Felix Zandman and Robert A. Freece, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting to be held at The Wyndham Franklin Plaza, Ballroom D, 2 Franklin Plaza, Philadelphia, Pennsylvania, on the 19th day of May, 1995 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. ELECTION OF DIRECTORS: To elect the nominees for Director below for a term of one year;

    FOR all nominees listed below        WITHHOLD AUTHORITY
    except as marked to the contrary     to vote for all nominees
     below)                       / /    listed below        /  /

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

    Felix Zandman, Donald G. Alfson, Avi D. Eden, Robert A.
    Freece, Richard N. Grubb, Eliyahu Hurvitz, Gerald Paul,
    Edward B. Shils, Luella B. Slaner, Mark I. Solomon,
    Jean-Claude Tine

2.  APPROVAL OF 1995 STOCK OPTION PLAN:   To approve the adoption
    of the 1995 stock option plan;

            FOR / /       AGAINST / /     ABSTAIN  / /

3.  AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF
    INCORPORATION:  To approve the amendment of the Company's
    Amended and Restated Certificate of Incorporation.

            FOR / /       AGAINST / /     ABSTAIN  / /

4.  APPROVAL OF AUDITORS:  To approve the appointment of Ernst &
    Young LLP as auditors of the Company for the fiscal year ended December 31, 1995;

            FOR / /       AGAINST / /     ABSTAIN  / /
and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

     (Continued and to be dated and signed on the other side.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN
PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

    PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

    Receipt of the Notice of Annual Meeting and of the Proxy
Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

                             Dated: ___________________, 1995

                             _________________________________
                                 (Signature of Stockholder)

                             _________________________________
                                 (Signature of Stockholder)

                            Your signature should appear the same
                            as your name appears herein. If
                            signing as attorney, executor,
                            administrator, trustee or guardian,
                            please indicate the capacity in which
                            signing.  When signing as joint
                            tenants, all parties to the joint
                            tenancy must sign.  When the proxy is
                            given by a corporation, it should be
                            signed by an authorized officer.